EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 25 to Registration Statement No. 2-69062 on Form N-1A of our report dated February 23, 2001 appearing in the December 31, 2000 Annual Report of Merrill Lynch Series Fund, Inc., and to the references to us under the captions “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 24, 2001